Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports Second Quarter 2017 Results

•	Revenues were $1.86 billion

•	Operating margin was 12.8%

•	Segment operating margin was 10.1%

•	Diluted earnings per share was $3.21

•	Cash from operations was $186 million; free cash flow was $107 million

NEWPORT NEWS, Va. (Aug. 3, 2017) - Huntington Ingalls Industries (NYSE:HII) reported second quarter 2017 revenues of $1.86 billion, up 9.3 percent from the same period last year. The increase was driven primarily by higher volume at Ingalls Shipbuilding and the acquisition of Camber Corporation, which occurred in the fourth quarter of 2016. Diluted earnings per share in the quarter was $3.21, compared to $2.80 in the same period of 2016.
Operating income in the second quarter was $237 million, compared to $217 million in the same period last year. The increase was primarily driven by the FAS/CAS adjustment and improved performance at Ingalls Shipbuilding. Operating margin in the quarter was 12.8 percent, similar to second quarter 2016.
Second quarter cash from operations was $186 million, compared to $169 million in the second quarter of 2016, and free cash flow1 was $107 million.

New business awards for the quarter were approximately $3.4 billion, bringing total backlog to approximately $21.1 billion as of June 30. Major awards in the second quarter included Bougainville (LHA 8) construction and LPD 29 (unnamed) advanced procurement.

“We achieved several significant operational milestones at both Ingalls and Newport News this quarter, most notably the delivery of CVN 78, USS Gerald R. Ford,” said Mike Petters, HII’s president and CEO. “Marking a great accomplishment for HII and the Navy, this first in a class of next-generation aircraft carriers provides our sailors with the most technologically advanced platform to carry out their missions.”

1Free cash flow is a non-GAAP measure. See exhibit B for definition and reconciliation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Results of Operations

	Three Months Ended June 30				Six Months Ended June 30
(in millions, except per share amounts)	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Sales and service revenues	$1,858	$1,700	$158	9.3%	$3,582	$3,463	$119	3.4%
Operating income (loss)	237	217	20	9.2%	401	415	(14)	(3.4)%
Operating margin %	12.8%	12.8%		(1) bps	11.2%	12.0%		(79) bps
Segment operating income (loss)[1]	187	184	3	1.6%	307	350	(43)	(12.3)%
Segment operating margin %[1]	10.1%	10.8%		(76) bps	8.6%	10.1%		(154) bps
Net earnings (loss)	147	133	14	10.5%	266	269	(3)	(1.1)%
Diluted earnings (loss) per share	$3.21	$2.80	$0.41	14.6%	$5.77	$5.68	$0.09	1.6%

Weighted-average diluted shares outstanding	45.8	47.5			46.1	47.4

Adjusted Net Earnings (Loss)
Net earnings (loss)	$147	$133	$14	10.5%	$266	$269	$(3)	(1.1)%
After-tax FAS/CAS Adjustment[2]	(32)	(23)	(9)	39.1%	$(64)	$(45)	$(19)	42.2%
Adjusted Net Earnings (Loss)[3]	$115	$110	$5	4.5%	$202	$224	$(22)	(9.8)%

Adjusted Diluted EPS
Diluted earnings (loss) per share	$3.21	$2.80	$0.41	14.6%	$5.77	$5.68	$0.09	1.6%
After-tax FAS/CAS Adjustment per share[2]	(0.70)	(0.48)	(0.22)	45.8%	(1.39)	$(0.95)	(0.44)	46.3%
Adjusted Diluted EPS[3]	$2.51	$2.32	$0.19	8.2%	$4.38	$4.73	$(0.35)	(7.4)%

[1] Non-GAAP measures that exclude non-segment factors affecting operating income (loss). See Exhibit B for definitions and reconciliations.
[2] Tax effected at 35% federal statutory rate.
[3] Non-GAAP measures. See Exhibit B for definitions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended June 30				Six Months Ended June 30
($ in millions)	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Revenues	$639	$585	$54	9.2%	$1,189	$1,171	$18	1.5%
Segment operating income (loss)[1]	98	88	10	11.4%	164	170	(6)	(3.5)%
Segment operating margin %[1]	15.3%	15.0%		29 bps	13.8%	14.5%		(72) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls revenues for the second quarter increased $54 million, or 9.2 percent, from the same period in 2016, due to higher revenues in amphibious assault ships and the Legend-class National Security Cutter (NSC) program. Higher amphibious assault ships revenues were due to increased volumes on Fort Lauderdale (LPD 28), Bougainville (LHA 8) and Tripoli (LHA 7), partially offset by decreased volume on the delivered USS John P. Murtha (LPD 26). Higher NSC program revenues were due to increased volumes on Stone (NSC 9) and Kimball (NSC 7), partially offset by lower volume on the delivered USCGC Munro (NSC 6). Surface combatant revenues remained relatively constant due to decreased volumes on USS John Finn (DDG 113) following its delivery and Frank E. Petersen Jr. (DDG 121), partially offset by higher volumes on Lenah H. Sutcliffe Higbee (DDG 123) and Jack H. Lucas (DDG 125).
Ingalls segment operating income for the second quarter was $98 million, an increase of $10 million from the same period last year. Segment operating margin in the quarter was 15.3 percent, compared to 15.0 percent in the same period last year. These increases were primarily due to higher risk retirement and improved performance on Tripoli and the NSC program, partially offset by lower risk retirement on the delivered USS John P. Murtha.

Key Ingalls milestones for the quarter:

•	Christened Paul Ignatius (DDG 117)

•	Launched Tripoli

•	Awarded a $3.0 billion contract for the detailed design and construction of Bougainville

•	Awarded a contract modification to incorporate Flight III upgrades on Jack H. Lucas

•	Awarded a $218 million advance procurement contract for LPD 29 (unnamed)

•	Completed Builder’s Sea Trials for Portland (LPD 27)

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended June 30				Six Months Ended June 30
($ in millions)	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Revenues	$1,001	$999	$2	0.2%	$1,972	$1,992	$(20)	(1.0)%
Segment operating income (loss)[1]	80	98	(18)	(18.4)%	152	179	(27)	(15.1)%
Segment operating margin %[1]	8.0%	9.8%		(182) bps	7.7%	9.0%		(128) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
Newport News revenues for the second quarter increased $2 million from the same period in 2016, driven by higher revenues in naval nuclear support services, partially offset by lower revenues in submarines and aircraft carriers. Higher revenues in naval nuclear support services were due to increased volumes in submarine support and facility maintenance services. Lower submarines revenues related to the Virginia-class submarine (“VCS”) program were due to decreased volumes on Block III boats, partially offset by increased volumes on Block IV boats. Lower aircraft carriers revenues were due to decreased volumes on the execution contract for the refueling and complex overhaul (RCOH) of USS Abraham Lincoln (CVN 72) and the construction contract for USS Gerald R. Ford (CVN 78), partially offset by increased volumes on the advance planning contract for the RCOH of USS George Washington (CVN 73), the advance planning contract for Enterprise (CVN 80) and the construction contract for John F. Kennedy (CVN 79).
Newport News segment operating income for the second quarter was $80 million, a decrease of $18 million from the same period last year. Segment operating margin was 8.0 percent for the quarter, compared to 9.8 percent in the same period last year. These decreases were due to lower risk retirement on the VCS program and lower volume on the RCOH of USS Abraham Lincoln, partially offset by higher volume on the advance planning contract for the RCOH of USS George Washington.

Key Newport News milestones for the quarter:

•	Delivered Washington (SSN 787) to the Navy

•	Redelivered USS Abraham Lincoln to the Navy

•	Delivered USS Gerald R. Ford to the Navy

•	Christened and launched Indiana (SSN 789)

•	Reached 50 percent structural completion on John F. Kennedy

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Technical Solutions

	Three Months Ended June 30				Six Months Ended June 30
($ in millions)	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Revenues	$244	$143	$101	70.6%	$469	$351	$118	33.6%
Segment operating income (loss)[1]	9	(2)	11	550.0%	(9)	1	(10)	NM2
Segment operating margin %[1]	3.7%	(1.4)%		509 bps	(1.9)%	0.3%		(220) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
2 NM means the % of change is “not meaningful”.

Technical Solutions revenues for the second quarter increased $101 million, or 70.6 percent, from the same period last year, primarily due to higher volume in integrated mission solutions services following the acquisition of Camber in the fourth quarter last year and higher volumes in fleet support and oil and gas services.

Segment operating income for the second quarter was $9 million, an increase of $11 million from the same period last year. Segment operating margin was 3.7 percent for the quarter, compared to (1.4) percent in the same period last year. The increase was primarily due to improved performance in oil and gas services and the acquisition of Camber.

Key Technical Solutions milestones for the quarter:

•
Awarded a contract to provide engineering services and technical, logistics, maintenance and installation/alteration support to Naval Sea System Command’s Naval Surface Warfare Center Philadelphia Division (NSWCPD) for up to $39 million

•	Awarded a task order to provide various engineering support services at Combat Direction Systems Activity, Dam Neck (CDSADN) for up to $40 million

•	Awarded a $38 million task order by the U.S. Navy’s Southwest Regional Maintenance Center for a Special Selected Restricted Availability (SSRA) on the guided missile cruiser USS Chosin (CG 65)

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division provides a wide range of professional services through its Fleet Support, Integrated Missions Solutions, Nuclear & Environmental, and Oil & Gas groups. Headquartered in Newport News, Virginia, HII employs nearly 37,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. EDT today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

noon today through Thursday, Aug. 10 by calling toll-free (855) 859-2056 or (404) 537-3406 and using conference ID 48389405.
Forward-Looking Statements

Statements in this release, other than statements of historical fact, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
(in millions, except per share amounts)	2017	2016	2017	2016
Sales and service revenues
Product sales	$1,397	$1,364	$2,697	$2,793
Service revenues	461	336	885	670
Sales and service revenues	1,858	1,700	3,582	3,463
Cost of sales and service revenues
Cost of product sales	1,104	1,043	2,174	2,182
Cost of service revenues	385	290	748	579
Income (loss) from operating investments, net	1	1	3	1
General and administrative expenses	133	151	262	288
Operating income (loss)	237	217	401	415
Other income (expense)
Interest expense	(17)	(18)	(35)	(37)
Other, net	(2)	—	(1)	(2)
Earnings (loss) before income taxes	218	199	365	376
Federal and foreign income taxes	71	66	99	107
Net earnings (loss)	$147	$133	$266	$269

Basic earnings (loss) per share	$3.22	$2.83	$5.78	$5.72
Weighted-average common shares outstanding	45.7	47.0	46.0	47.0

Diluted earnings (loss) per share	$3.21	$2.80	$5.77	$5.68
Weighted-average diluted shares outstanding	45.8	47.5	46.1	47.4

Dividends declared per share	$0.60	$0.50	$1.20	$1.00

Net earnings (loss) from above	$147	$133	$266	$269
Other comprehensive income (loss)
Change in unamortized benefit plan costs	23	19	45	39
Other	3	—	7	—
Tax benefit (expense) for items of other comprehensive income	(10)	(7)	(20)	(15)
Other comprehensive income (loss), net of tax	16	12	32	24
Comprehensive income (loss)	$163	$145	$298	$293

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	June 30, 2017	December 31, 2016
Assets
Current Assets
Cash and cash equivalents	$553	$720
Accounts receivable, net of allowance for doubtful accounts of $28 million as of 2017 and $4 million as of 2016	1,201	1,164
Inventoried costs, net	204	210
Prepaid expenses and other current assets	75	48
Total current assets	2,033	2,142
Property, plant, and equipment, net of accumulated depreciation of $1,699 million as of 2017 and $1,627 million as of 2016	2,034	1,986
Goodwill	1,218	1,234
Other intangible assets, net of accumulated amortization of $508 million as of 2017 and $488 million as of 2016	528	548
Deferred tax assets	267	314
Miscellaneous other assets	110	128
Total assets	$6,190	$6,352
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$325	$316
Accrued employees’ compensation	244	241
Current portion of postretirement plan liabilities	147	147
Current portion of workers’ compensation liabilities	218	217
Advance payments and billings in excess of revenues	94	166
Other current liabilities	219	256
Total current liabilities	1,247	1,343
Long-term debt	1,281	1,278
Pension plan liabilities	1,043	1,116
Other postretirement plan liabilities	431	431
Workers’ compensation liabilities	443	441
Other long-term liabilities	95	90
Total liabilities	4,540	4,699
Commitments and Contingencies
Stockholders’ Equity
Common Stock, $0.01 par value; 150 million shares authorized; 52.9 million shares issued and 45.5 million shares outstanding as of June 30, 2017, and 52.6 million shares issued and 46.2 million shares outstanding as of December 31, 2016	1	1
Additional paid-in capital	1,928	1,964
Retained earnings (deficit)	1,534	1,323
Treasury stock	(894)	(684)
Accumulated other comprehensive income (loss)	(919)	(951)
Total stockholders’ equity	1,650	1,653
Total liabilities and stockholders’ equity	$6,190	$6,352

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30
($ in millions)	2017	2016
Operating Activities
Net earnings (loss)	$266	$269
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	82	83
Amortization of purchased intangibles	20	11
Amortization of debt issuance costs	3	3
Provision for doubtful accounts	22	—
Stock-based compensation	20	11
Deferred income taxes	28	39
Change in:
Accounts receivable	(60)	52
Inventoried costs	5	5
Prepaid expenses and other assets	(1)	(13)
Accounts payable and accruals	(74)	(130)
Retiree benefits	(27)	(106)
Other non-cash transactions, net	—	(1)
Net cash provided by (used in) operating activities	284	223
Investing Activities
Additions to property, plant, and equipment	(137)	(85)
Acquisitions of businesses, net of cash received	3	—
Proceeds from disposition of assets	1	4
Net cash provided by (used in) investing activities	(133)	(81)
Financing Activities
Dividends paid	(55)	(48)
Repurchases of common stock	(207)	(86)
Employee taxes on certain share-based payment arrangements	(56)	(50)
Net cash provided by (used in) financing activities	(318)	(184)
Change in cash and cash equivalents	(167)	(42)
Cash and cash equivalents, beginning of period	720	894
Cash and cash equivalents, end of period	$553	$852
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$100	$123
Cash paid for interest	$36	$36
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$3	$2

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income (loss),” “segment operating margin,” “adjusted net earnings (loss),” “adjusted diluted earnings per share,” and “free cash flow.”

We internally manage our operations by reference to “segment operating income (loss)” and “segment operating margin,” which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income (loss) and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income (loss) and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income (loss) and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted net earnings (loss) and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they exclude items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

Segment operating income (loss) is defined as operating income (loss) for the relevant segment(s) before the FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income (loss) as a percentage of sales and service revenues.

Adjusted net earnings (loss) is defined as net earnings adjusted for the after-tax impact of the FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings (loss) divided by the weighted-average diluted common shares outstanding.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.
FAS/CAS Adjustment is defined as the difference between our pension and postretirement plan expense under GAAP Financial Accounting Standards and the same expense under U.S. Cost Accounting Standards (CAS). Our pension and postretirement plan expense is charged to our contracts under CAS and included in segment operating income.

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

We present financial measures adjusted for the FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income (Loss) and Segment Operating Margin

	Three Months Ended June 30		Six Months Ended June 30
($ in millions)	2017	2016	2017	2016
Ingalls revenues	$639	$585	$1,189	$1,171
Newport News revenues	1,001	999	1,972	1,992
Technical Solutions revenues	244	143	469	351
Intersegment eliminations	(26)	(27)	(48)	(51)
Sales and Service Revenues	1,858	1,700	3,582	3,463
Segment Operating Income (Loss)
Ingalls	98	88	164	170
As a percentage of Ingalls revenues	15.3%	15.0%	13.8%	14.5%
Newport News	80	98	152	179
As a percentage of Newport News revenues	8.0%	9.8%	7.7%	9.0%
Technical Solutions	9	(2)	(9)	1
As a percentage of Technical Solutions revenues	3.7%	(1.4)%	(1.9)%	0.3%
Segment Operating Income (Loss)	187	184	307	350
As a percentage of sales and service revenues	10.1%	10.8%	8.6%	10.1%
Non-segment factors affecting operating income (loss):
FAS/CAS Adjustment	49	35	98	70
Non-current state income taxes	1	(2)	(4)	(5)
Operating Income (Loss)	237	217	401	415
Interest expense	(17)	(18)	(35)	(37)
Other, net	(2)	—	(1)	(2)
Federal and foreign income taxes	(71)	(66)	(99)	(107)
Net Earnings (Loss)	$147	$133	$266	$269

Reconciliation of Free Cash Flow

	Three Months Ended June 30		Six Months Ended June 30
($ in millions)	2017	2016	2017	2016
Net cash provided by (used in) operating activities	186	169	284	223
Less:
Capital expenditures	(79)	(48)	(137)	(85)
Free cash flow	107	121	147	138

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com